UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2023

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)
(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	EQC	New York Stock Exchange
6.50% Series D Cumulative Convertible Preferred Shares of Beneficial Interest	EQCpD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Equity Commonwealth (the “Company”) regretfully reports that Sam Zell, Chairman of the Board of Trustees (the “Board”) of the Company, passed away on May 18, 2023. Mr. Zell served as Chairman of the Board since 2014 and also served as Chairman of Equity Group Investments, Equity Residential and Equity LifeStyle Properties. On May 19, 2023, the Board: (i) named David Helfand, the President and Chief Executive Officer of the Company since 2014, to serve as Chair of the Board, effective immediately, and (ii) reduced its size from 8 to 7 trustees. A copy of the Company's press release on May 18, 2023, announcing Mr. Zell’s passing, is filed with this Form 8-K as Exhibit 99.1 hereto and incorporated by reference herein. A copy of the Company’s press release on May 19, 2023, announcing Mr. Helfand’s appointment and the Board size reduction, is filed with this Form 8-K as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits

99.1	Press Release Dated May 18, 2023.

99.2	Press Release Dated May 19, 2023.

104	The cover page from this Current Report on form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
By:	/s/ William H. Griffiths
Name:	William H. Griffiths
Title:	Executive Vice President, Chief
Financial Officer and Treasurer
Date: May 19, 2023